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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                  ------------



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the


                        Securities Exchange Act of 1934


                                  ------------


                Date of Report (Date of earliest event reported)
                                August 29, 1997



                            SONOCO PRODUCTS COMPANY
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             (Exact name of registrant as specified in its charter)



    South Carolina                   1-11261                    57-0248420
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(State of incorporation)     (Commission File Number)         (IRS Employer
                                                           Identification No.)



North Second Street, Hartsville, South Carolina                 29551-0160
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   (Address of principal executive offices)                     (Zip Code)



                                 (803) 383-7000
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              (Registrant's telephone number, including area code)



                                       NA
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         (Former name or former address, if changed since last report)


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Items 1-4.  Not Applicable.

Item 5.  Other Events.

        Sonoco Products Company announced that it has called for redemption on September 28, 1997, all of its outstanding shares of $2.25 Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"). Sonoco will pay the sum of
(i) $51.575, plus (ii) $0.363, representing the amount of accrued and unpaid dividends to the redemption date, on each share of Preferred Stock, for a total payment of $51.938 per share of Preferred Stock.

        As an alternative to redemption and at the option of the holder, the shares of Preferred Stock are convertible until 5:00 p.m. (Eastern Daylight
Time) on September 25, 1997 into Sonoco's common shares at a conversion rate equal to 2.074 Sonoco common shares per share of Preferred Stock. In lieu of fractional shares, an equivalent amount (based on the closing price of Sonoco common shares as reported on the New York Stock Exchange Composite Tape on the last trading day prior to the date of conversion) will be paid in cash by Sonoco.

         As long as the price of Sonoco common shares remains above $25.042 per share, holders of the Preferred Stock will receive more value upon conversion of the shares of Preferred Stock into Sonoco common shares (including cash paid in lieu of fractional shares) than they would otherwise receive upon redemption (without giving effect to commissions and other costs of sale). As reported on the New York Stock Exchange Composite Tape on August 27, 1997, the closing price of Sonoco common shares was $32.750 per share and the closing price of the Preferred Stock was $68.500 per share. On June 29, 1997, Sonoco had outstanding an aggregate of 95,368,983 common shares, which assumes the conversion of all outstanding Preferred Stock.

Items 6-9.  Not Applicable.

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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SONOCO PRODUCTS COMPANY



                                        By /s/ F. T. Hill, Jr.
                                           ----------------------------
                                           Name:  F. T. Hill, Jr.
                                           Title: Vice President and
                                                  Chief Financial Officer


Date:  August 29, 1997